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                                                                  Execution Copy

                            RAKO CAPITAL CORPORATION

                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (the "Agreement") dated as of February 7, 2003, is made and entered into by and between RAKO Capital Corporation, a Nevada corporation (the "Company"), and TWS International, Inc., a Delaware corporation ("TWSI").

                                 R E C I T A L S
                                 - - - - - - - -

         Contemporaneously with the execution hereof, the Company is issuing shares of its Common Stock (the "Shares") to TWSI in the amount set forth on Schedule A next to TWSI's name, and the Company and TWSI believe that it is in their mutual best interest to provide certain rights and limitations with respect to the transfer and voting of the Shares.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

                  "Acquisition Proposal" shall have the meaning provided in
Section 10.2.

                  "Agents" shall have the meaning provided in Section 10.2.

                  "Affiliate" shall mean, with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 25% or more of any class of voting stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "Approved Sale" shall have the meaning provided in Section 6.1

                  "Approving Holders" shall have the meaning provided in
Section 6.1.

                  "Board" shall mean the Board of Directors of the Company.

                  "Business of the Company" shall mean telecommunications infrastructure construction.

                  "Common Stock" shall mean, collectively, the Common Stock, $.001 par value, of the Company and any capital stock of any class of the Company hereafter


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authorized that is not limited to a fixed sum or percentage of par or stated
value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stockholders" shall mean holders of Common Stock.

                  "Disposition Notice" shall have the meaning provided in
Section 2.1.

                  "Exercise Notice" shall have the meaning provided in
Section 2.2.

                  "Participating Stockholder" shall have the meaning provided in
Section 3.2.

                  "Person" shall mean an individual, a partnership, a limited liability partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Preferred Stock" shall mean shares of Preferred Stock authorized and issued by the Company.

                  "Prohibited Transfer" shall have the meaning provided in
Section 3.6.

                  "Public Sale" shall mean any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                  "Qualified Public Offering" shall mean the sale in an underwritten public offering registered under the Securities Act of Common Stock having an aggregate value greater than $10 million at a pre-money valuation of the Company in excess of $50 million.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement of even date herewith between the Company and TWSI.

                  "Required Sale Notice" shall have the meaning provided in
Section 6.1.

                  "Sales Notice" shall have the meaning provided in Section 3.1.

                  "Sale Shares" shall have the meaning provided in Section 3.1.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Shares" shall mean any and all Common Stock, Preferred Stock, other equity securities of the Company and rights, options or warrants exercisable, exchangeable or convertible into equity securities of the Company.

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                  "Stockholders" shall mean Common Stockholders, including TWSI and any other Transferring Stockholder to whom TWSI has transferred any Shares.

                  "Target Shares" shall have the meaning provided in
Section 2.1.

                  "Transfer" shall have the meaning provided in Section 2.1.

                  "Transferring Stockholder" (i) TWSI, (ii) TWS, Inc., the parent corporation of TWSI, and (iii) except for Stanford Venture Capital Holdings, Inc. or its Affiliates, any ten percent (10%) stockholder of TWS, Inc., in the case of (ii) and (iii) to the extent TWSI has transferred any of the Shares to those Transferring Stockholders.

2.       RIGHT OF FIRST OFFER

                  2.1   NOTICE.   Subject to Section 4.1, in the event a
Transferring Stockholder desires to sell, transfer or otherwise dispose of (a "Transfer") any or all of the Shares owned of record or beneficially by such Transferring Stockholder (the "Target Shares"), such Transferring Stockholder shall promptly deliver to the Company and the other Stockholders, a written notice of such intended disposition (a "Disposition Notice") setting forth the proposed terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, and the minimum consideration such Transferring Stockholder will accept in payment for such securities. Except as otherwise provided herein, a Transferring Stockholder may not sell, transfer or otherwise dispose of any Shares unless he, she or it delivers to the Company and the other Stockholders a Disposition Notice and complies with the provisions of this
Section 2 or unless the proposed sale, transfer or disposition is exempt under
Section 4 hereof from the right of first offer granted herein.

                  2.2   THE COMPANY'S RIGHT.   The Company shall, for a period
of thirty (30) days following receipt of a Disposition Notice, have the right to purchase the Target Shares specified therein upon the terms and conditions specified in the Disposition Notice, subject to the conditions contained in this
Section 2.2. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Transferring Stockholder and the other Stockholders prior to the expiration of such thirty-day exercise period. If such right is exercised with respect to all of the Target Shares specified in the Disposition Notice, then the Company shall complete the purchase of such Target Shares, by no later than ten (10) business days after the delivery of the Exercise Notice. At such time, the Transferring Stockholder shall deliver to the Company the certificates representing the Target Shares to be purchased, each certificate to be properly endorsed for transfer. Alternatively, if such right is exercised with respect to only a portion of the Target Shares specified in the Disposition Notice, then such right to purchase shall be contingent upon the election of one or more of the Stockholders to purchase the remaining Target Shares. If the Company shall notify the Stockholders of the Company's intent to purchase only a portion of the Target Shares within the thirty-day exercise period above defined, then the Company's purchase of such Target Shares shall be consummated, if at all, at the time of the Stockholders' exercise of its purchase rights in accordance with Section 2.3 hereof. In the event one or more of the Stockholders do not


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elect to purchase the remaining Target Shares, the Company shall be deemed to have waived its right under this Section 2.2.

                  2.3   THE STOCKHOLDERS' RIGHT.   Subject to the rights of the
Company under Section 2.2 hereof, the Stockholders other than the Transferring Stockholder, for a period of the shorter of (i) thirty (30) days from receipt of the Disposition Notice and (ii) fifteen (15) days from receipt of written notice of the Company's election either to waive its purchase right or to purchase only a portion of the Target Shares, shall have the right to purchase all, or the remaining balance after giving effect to the Company's exercise of its right to purchase, of the Target Shares, upon the terms and conditions specified in the Disposition Notice. The other Stockholders shall exercise such right in the same manner and subject to the same rights and conditions as the Company, as more specifically set forth in Section 2.2 above. To the extent that the Stockholders provide notice of exercise of such right in amounts which aggregate more than the number of Target Shares the number of Target Shares to be acquired by each Stockholder providing notice of exercise shall be allocated among the Stockholders providing notice of exercise based on the number of shares each such Stockholder has set forth in its notice of exercise.

                  2.4   NON-EXERCISE OF PURCHASE RIGHT.   In the event an
Exercise Notice or Exercise Notices with respect to all of the Target Shares is not given to the Transferring Stockholder by the Company and/or the other Stockholders within the period specified herein following the date of the Company's and the other Stockholders' receipt of the Disposition Notice, then subject to compliance with the provisions of Section 2 hereof, the Transferring Stockholder shall have a period of ninety (90) days thereafter in which to sell those Target Shares which are not acquired pursuant to the Exercise Notes upon terms and conditions (including the purchase price) no more favorable to the acquirer than those specified in the Disposition Notice. It shall be a condition to any such disposition that the acquirer agree to be bound by and comply with all of the provisions of this Agreement applicable to such Transferring Stockholder with respect to such Target Shares. In the event the Transferring Stockholder does not consummate the sale or disposition of the Target Shares within such ninety (90) day period, the Company's and the other Stockholders' purchase rights shall continue to be applicable to any subsequent disposition of the Target Shares by the Transferring Stockholder until such right terminates in accordance with Section 11.1.

3.       CO-SALE RIGHTS

                  3.1   NOTICE.   In the event a Transferring Stockholder
desires to accept a bona fide offer from a financially capable acquiror for the sale, transfer or other disposition of any or all of the Shares owned of record or beneficially by such Transferring Stockholder and having a sales price of $500,000 or more (the "Sale Shares"), such Transferring Stockholder shall promptly deliver to the Company and the other Stockholders a written notice of such intended disposition (a "Sale Notice") setting forth the terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, the consideration to be paid for such securities and the identity of the proposed acquirer.



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Except as otherwise provided herein, a Transferring Stockholder may not sell, transfer or otherwise dispose of Shares at an aggregate price of $500,000 or more unless he, she or it delivers to the Company and the Stockholders a Disposition Notice and complies with the provisions of this Section 3 or unless the proposed sale, transfer or disposition is exempt under Section 4 hereof from the co-sale rights granted herein.

                  3.2   GRANT OF CO-SALE RIGHTS.   Each Stockholder (other than
the Transferring Stockholder) shall have the right, exercisable upon written notice to the Transferring Stockholder within thirty days (30) after receipt of the Transferring Stockholder's Sale Notice, to participate in such sale of the Sale Shares on the same terms and conditions as those set forth in the Sale Notice. To the extent any other Stockholder exercises such right of participation (a "Participating Stockholder"), the number of shares of Sale Shares that the Transferring Stockholder may sell in the transaction shall be correspondingly reduced. The right of participation of each Stockholder shall be subject to the terms and conditions set forth in this Section 3.2.

                        3.2.1. Each Participating Stockholder and the Transferring Stockholder shall be deemed to own the number of shares of Common Stock that he, she or it actually owns plus the number of shares of Common Stock that are issuable upon conversion of any of the shares of Preferred Stock and other convertible securities of the Company or upon the exercise of any warrants, options or similar rights then owned by such Participating Stockholder and the Transferring Stockholder at an exercise price as of the date of the sale which is less than the purchase price specified in the Sale Notice.

                        3.2.2. Each Participating Stockholder may sell all or any part of a number of Sale Shares equal to the product obtained by multiplying
(i) the aggregate number of Sale Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company deemed to be owned by such Participating Stockholder and the denominator of which is the total number of outstanding shares of Common Stock of the Company deemed to be owned by the Transferring Stockholder and all Participating Stockholders.

                        3.2.3. Each Participating Stockholder may effect its participation in the sale by delivering to the Transferring Stockholder for transfer to the acquirer one or more certificates, properly endorsed for transfer, which represent the number of shares that it elects to sell pursuant to this Section 3.2.

                  3.3   PAYMENT OF PROCEEDS.   The stock certificates that the
Participating Stockholders deliver to the Transferring Stockholder pursuant to
Section 3.2 shall be transferred by the Transferring Stockholder to the acquirer in consummation of the sale of the Sale Shares pursuant to the terms and conditions specified in the Sale Notice to the Stockholder, and the Transferring Stockholder shall promptly thereafter remit to the Participating Stockholders against delivery of their stock certificates that portion of the sale proceeds to which such Participating Stockholder is entitled by reason of its participation in such sale.


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                  3.4   NON-EXERCISE.   The exercise or non-exercise of the
rights of the Participating Stockholders hereunder to participate in one or more sales of Sale Shares made by the Transferring Stockholder shall not adversely affect the Participating Stockholders' right to participate in subsequent sales by the Transferring Stockholder. In the event none of the Stockholders elect to exercise their co-sale rights hereunder with respect to a disposition or in the event of a partial exercise, the Transferring Stockholder that sent the Sale Notice regarding such disposition may consummate such disposition in accordance with the terms specified in the Sale Notice but only within ninety (90) days after the expiration of the Stockholders' co-sale rights.

                  3.5   COMPANY REPURCHASE.   The provisions of this Section 3
shall not apply to the sale of any stock to the Company including a sale pursuant to the exercise by the Company of its purchase right under Section 2 hereof.

                  3.6   PROHIBITED TRANSFERS.   In the event the Transferring
Stockholder should sell any Sale Shares in contravention of the co-sale rights of any other Stockholder under this Agreement (a "Prohibited Transfer"), such other Stockholder shall have, without limiting any other rights available to such other Stockholder, the put option provided in this Section 3.6. In the event of a Prohibited Transfer, such other Stockholder shall have the option to sell to the Transferring Stockholder, and the Transferring Stockholder shall have the obligation to purchase, a number of shares of Common Stock of the Company (either directly or through delivery of convertible securities) equal to the number of shares that such other Stockholder would have been entitled to sell had such Prohibited Transfer been effected in accordance with Section 3.2 hereof, on the following terms and conditions:

                        3.6.1. The price per share at which the shares are to be sold to the Transferring Stockholder shall be equal to the price per share paid to the Transferring Stockholder by the third-party acquiror or acquirer of the Transferring Stockholder's Stock in the disposition referenced in the Sale Notice.

                        3.6.2. The other Stockholder shall deliver to the Transferring Stockholder, within thirty (30) days after he, she or it has received notice from the Transferring Stockholder or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                        3.6.3. The Transferring Stockholder shall, upon and against receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of such other Stockholder.

4.       EXEMPT TRANSFERS

                  4.1   GENERALLY.   Subject to the further exemptions set forth
in Section 4.2 below, neither the purchase rights of the Company and the Stockholders set forth in Section 2 hereof nor the co-sale rights of the Stockholders set forth in Section 3 hereof

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shall apply to (a) any public sale of Common Stock, (b) any transfer to the ancestors, descendants, siblings, spouse, mother-in-law, father-in-law, sister-in-law, or brother-in-law, of a Stockholder who is an individual or to trusts for the benefit of such persons or a Stockholder or (c) distributions or other transfers to members or Affiliates of a Stockholder; provided that the transferee in (b) and (c) shall furnish the Stockholders the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred stock shall remain subject to the provisions of this Agreement, and such transferee shall be treated as a "Stockholder" for the purposes of this Agreement.

                  4.2   TWSI AND ITS AFFILIATES.   Neither the purchase rights
of the Company and the Stockholders set forth in Section 2 hereof nor the co-sale rights of the Stockholders set forth in Section 3 hereof shall apply to
(a) any transfer by TWSI to TWS, Inc., (b) any transfer by TWS, Inc. to its stockholders or (c) except for stockholders of TWS, Inc. which constitute a Transferring Stockholder, any transfer by stockholders of TWS, Inc. to a third party; provided that any transferee which constitutes a Transferring Stockholder shall furnish the Company with a written agreement to be bound by and to comply with all provisions of this Agreement.

5.       ADDITIONAL TRANSFER RESTRICTIONS

                  5.1 Notwithstanding any provision in this Agreement to the contrary, no Transfer of any Shares or any other equity securities of the Company or rights or warrants exercisable, exchangeable or convertible into any equity securities of the Company may be made: (i) to any third party, if such third party is engaged, directly or indirectly, in a business that is in competition with the Business of the Company; (ii) unless the transferor provides, if required by the Company, evidence and assurances satisfactory to the Company in its reasonable discretion (which may include an opinion of counsel and/or appropriate representations and warranties from the transferor and transferee), that such Transfer is made in compliance with all applicable securities laws and regulations promulgated thereunder; and (iii) subject to
Section 4.2, unless the transferee executes and delivers a written instrument acknowledging the receipt of a copy of the provisions and restrictions contained in this Agreement and agreeing to comply herewith and be bound hereby.

                  5.2 Subject to Section 4.2, any transferee of Shares, other equity securities of the Company or rights or warrants exercisable, exchangeable or convertible into equity securities of the Company, by reason of a transfer hereunder, shall become a party to, be bound by, and have the rights and obligations under this Agreement, as the same may be amended from time to time, and when a transferee becomes the owner of any Shares, this Agreement shall be amended by the Stockholders in any reasonable manner required to continue to provide the rights and protections contemplated herein in substantially the same manner in which such rights and protections were provided prior to such transferee becoming an owner of Shares.


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6.       DRAG ALONG RIGHTS

         6.1 If, at any time, Stockholders holding 50.1% of the outstanding Shares of the Company (the "Approving Holders") shall approve a proposal for (i) the sale of capital stock of the Company, (ii) the merger or consolidation of the Company, or (iii) the sale by the Company or its subsidiaries of all or substantially all of their assets (each, an "Approved Sale"), then the Approving Holders (or their designated representative) may deliver a notice (a "Required Sale Notice") with respect to such Approved Sale to each other Stockholder stating that such Stockholders have approved or propose to effect the Approved Sale and providing the identity of the persons involved in such Approved Sale and the terms thereof. Each such Stockholder, upon receipt of a Required Sale Notice, shall be obligated, which obligation shall be enforceable by the Approving Holders, to (i) sell their Shares and participate in the Approved Sale, (ii) consent to, vote for and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (iii) waive any dissenters' or appraisal rights and similar rights with respect thereto, (iv) if the Approved Sale is structured as a sale of stock, agree to sell all of their Shares on the terms and conditions approved by the Approving Stockholders, and (v) otherwise take all necessary action to cause the Company and the Stockholders to consummate the Approved Sale. Any such Required Sale Notice may be rescinded by such Approving Holders by delivering written notice thereof to all of the Stockholders.

         6.2 The Stockholders will take all necessary and desirable actions in connection with the consummation of any Approved Sale including, if such Approved Sale is structured as a sale of assets, actions necessary to cause the orderly liquidation of the Company following the consummation of such Approved Sale, including, without limitation, the making of the same representations, warranties, covenants and undertakings (all of which representations, warranties, covenants and undertakings shall be several and not joint, and shall apply to each such Stockholder only in his, her or its capacity as Stockholder of the Company (and shall not apply to the Company itself)) to the prospective transferee(s) in such Approved Sale as the Approving Holders.

         6.3 The obligations of the Stockholders with respect to the Approved Sale are subject to the satisfaction of the condition that upon the consummation of the Approved Sale, the consideration received in the Approved Sale shall be distributed among all of the holders of capital stock of the Company in the manner in which such proceeds would be distributed in a complete liquidation of the Company pursuant to the rights and preferences set forth in the Certificate of Incorporation of the Company as in effect immediately prior to such Approved Sale. Consideration received in an Approved Sale shall be deemed to include all consideration received by any Stockholder in any transaction that is consummated substantially contemporaneously with such Approved Sale.

7.       ADDITIONAL STOCKHOLDER COVENANTS

         Each Stockholder, for such Stockholder and such Stockholder's heirs, representatives, successors and assigns, as the case may be, covenants to and agrees with the Company and the other Stockholders as follows:


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                  7.1   VOTING.   The Stockholder shall vote any and all Shares
over which such Person has voting control to cause the Company and the other Stockholders to comply with and perform fully each of its and their respective obligations, commitments, covenants, and agreements contained in this Agreement and in the Registration Rights Agreement, and shall take any and all action as a Stockholder available to the Stockholder as a stockholder of the Company as may be necessary to cause the Company to comply with such obligations, commitments, covenants and agreements; and

                  7.2   STOCKHOLDER  ACTION.   The  Stockholder  shall not take
any action as a stockholder of the Company that would cause the Company to breach any of its covenants and agreements in this Agreement or the Registration Rights Agreement.

                  7.3   CONFIDENTIAL INFORMATION.   The Stockholders shall
insure that, absent prior written consent of the Company in each instance, all confidential information of the Company, including any information that any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may furnish or disclose to the Stockholders or which any Stockholder or his, her or its counsel, agents, investment bankers, or accountants may now possess or may hereafter obtain, relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company, any Affiliate, or any customer or supplier of the Company or any Affiliate of a customer or supplier, shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the business and for the benefit of the Company; provided, however, that the restrictions of this Section 7.3 shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available in a manner not violative of the restrictions of this Agreement or any other confidentiality, non-disclosure or other agreement to which such party is a signatory.

8.       REGISTRATION RIGHTS

                  8.1   REGISTRATION  RIGHTS  STATEMENT.   The Company agrees to
provide the Stockholders with the rights set forth in the Registration Rights Agreement with respect to certain transfers or disposition of the Shares.

9.       LEGEND REQUIREMENTS

                  9.1   LEGEND.   Each certificate  representing the Shares
owned by the Stockholders shall be endorsed with the following legend:

         "THE SALE OR TRANSFER, VOTING AND CERTAIN OTHER RIGHTS RELATING TO THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."


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                  9.2    REMOVAL.   The legend set forth in Section 9.1 hereof
shall be removed upon termination of this Agreement in accordance with the provisions of Section 11.1 or in connection with a public sale of the Shares.

10.      STANDSTILL

                  10.1 The Stockholders agree that, except with the prior approval of the Board, the Stockholders will not (i) tender their Shares in connection with, (ii) vote such Shares in favor of, or (iii) transfer their shares in connection with, any business combination (as defined in Delaware General Corporation Law Section 203), merger, acquisition, tender offer or other transaction intended to change control of the Company or acquire or transfer substantially all of its assets or a material part thereof.

                  10.2 In furtherance of the provisions of Section 10.1, the Stockholders agree that unless the Board has approved the same, none of the Stockholders nor their respective Affiliates, representatives, employees or agents (collectively, "Agents") will directly or indirectly, (i) solicit, encourage or negotiate any proposal (whether solicited or unsolicited) for, or execute any agreement relating to, a sale of all or any material part of the Company or its assets or a sale of any equity or debt security of the Company or any merger, consolidation, recapitalization or similar transaction involving the Company with any other party or any other form of business combination (any of the foregoing is referred to as an "Acquisition Proposal"), or (ii) provide any information regarding the Company to any third party for the purpose of soliciting, encouraging or negotiating an Acquisition Proposal without notice to and acceptance of the Board (it being understood that nothing contained in clauses (i) and (ii) above shall restrict the Stockholders or any Agent from providing information as required by legal process).

11.      MISCELLANEOUS PROVISIONS

                  11.1 TERMINATION. Except as otherwise provided herein, or in the Registration Rights Agreement, the rights and obligations of a Stockholder under this Agreement shall terminate upon the earlier of (a) the closing of an underwritten public offering of shares of Common Stock of the Company, registered under the Securities Act of 1933, as amended, pursuant to a registration statement, that results in aggregate gross proceeds to the Company of at least $20,000,000, or (b) January 1, 2008.

                  11.2   NOTICES.   All notices, requests and other
communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three (3) business days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed below or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.



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                  If to the Company:

                  RAKO Capital Corporation
                  Two North College Avenue
                  Fayetteville, Arkansas 72701
                  Facsimile No.:  501-684-2799
                  Attn:  Lisa Trammell

                  If to a Stockholder:

                  At the address of the Stockholder on the Company's records.

                  11.3   SEVERABILITY.   In the event one or more of the
provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

                  11.4   WAIVER OR MODIFICATION.   Any waiver, amendment or
modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company and each Stockholder that is to be bound by such waiver, amendment or modification; provided, however, subject to the limitation below, Stockholders owning 50.1% or more of the outstanding Shares may amend, modify or terminate this Agreement at any time or from time to time and such amendment or modification shall be binding upon all of the other Stockholders upon notice thereof being given to the Stockholders. No amendment or modification adopted by Stockholders owning 50.1% or more of the outstanding
Shares: (a) shall add new restrictions, or increase any present restrictions, on sale or transfer of the Shares; (b) shall delete the exemptions provided in
Section 4; (c) shall reduce the registration rights provided in the Registration Rights Agreement; (d) shall add new voting requirements; or (e) shall waive or deny any right granted the Stockholders under the Delaware General Corporation Law, unless each Stockholder to be so affected shall have signed a counterpart copy of any such amendment.

                  11.5   GOVERNING LAW.   This Agreement shall be governed by
and construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of laws thereof; provided, however, that if at some future time the Company shall reincorporate in the State of Delaware, then the governing law shall be that of the State of Delaware upon the effectiveness of any such reincorporation.

                  11.6   ATTORNEYS' FEES.   In the event of any dispute
involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

                  11.7   FURTHER ASSURANCES.   Each party agrees to act in
accordance herewith and not to take any action that is designed to avoid the intention hereof.

                  11.8   SUCCESSORS AND ASSIGNS.   This Agreement and the rights
and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, provided however that each assignee agrees in writing to be bound by this Agreement as though a party thereto and such assignment is not in violation of the assignor's obligations under Sections 2 or 3.


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


                  11.9   AGGREGATION OF STOCK.   For purposes of determining the
availability of any rights under this Agreement, the number of shares of Common Stock or other securities of the Company deemed to be owned by a Stockholder or other person shall include all such shares or other securities owned by such Stockholder or other person, such Stockholder's (or other person's) Affiliates and their respective partners, members or shareholders, and any other person or entity that acquires any such shares or other securities from any of the foregoing by gift, will or intestate succession.

                  11.10  ENTIRE AGREEMENT.   This Agreement sets forth the
entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter.

                  11.11  COUNTERPARTS.   This Agreement may be executed in any
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [SIGNATURES ON NEXT PAGE]



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


                  IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of February 7, 2003 with respect to the Company and the Stockholder signing on that date and as of the date next to the Stockholder's signature, whichever is the later.


                                        COMPANY:

                                        RAKO CAPITAL CORPORATION


                                        By:  /s/ Gary Fuchs
                                          ------------------------------
                                        Name:  Gary Fuchs
                                        Title: President and CEO


                                        STOCKHOLDER:

                                        TWS INTERNATIONAL, INC.


                                        By:  /s/ Luis Delahoz
                                           -----------------------------
                                        Name:  Luis Delahoz
                                        Title: CEO







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



                                   SCHEDULE A

               STOCKHOLDER PARTIES TO STOCKHOLDERS AGREEMENT WITH
                            RAKO CAPITAL CORPORATION


                                            NUMBER OF
NAME AND ADDRESS                            SHARES
----------------                            ---------
TWS International, Inc.                     4,416,924
6120 Windward Parkway
Suite 200
Atlanta, GA  30005
Attention:  Luis Delahoz




















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